Registration No. 033-65149



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                            48-0457967
        (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)           Identification No.)


            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ________________________

                               SPRINT CORPORATION
                     MANAGEMENT INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)
                            ________________________

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ________________________

     This Registration Statement as originally filed related to the offering of 3,141,400 options to purchase a share of Sprint Common Stock ("Sprint Common Stock") and 3,141,400 shares of Sprint Common Stock issuable upon exercise of options granted under the Management Incentive Stock Option Plan. In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares covered by the Registration Statement was increased to 3,813,660 to prevent dilution. No shares of Sprint Common Stock were issued before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998. The 3,813,660 shares of Sprint Common Stock were reclassified into 3,813,660 shares of FON Common Stock and 1,906,830 shares of PCS Common Stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 3,813,660 shares of FON Common Stock available under the Registration Statement. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the Registration Statement to 7,627,320 shares of FON Common Stock. Options for 1,189,246 shares of PCS Common Stock were exercised before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 717,584 shares of PCS Common Stock available under the Registration Statement. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 1,435,168 shares of PCS Common Stock.

     Options for all remaining 1,435,168 shares of PCS Common Stock were exercised before the PCS Common Stock and the FON Common Stock were recombined on April 23, 2004. In addition, options for all 7,627,320 shares of FON Common Stock have been exercised. Therefore, no shares of FON Common Stock or PCS Common Stock remain available under the Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.     Power of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 11th day of June, 2004.

                              SPRINT CORPORATION



                              By  /c/ Claudia S. Toussaint
                                     (Claudia S. Toussaint, Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                   Date

                        Chairman of the Board and       )
G. D. FORSEE*           Chief Executive Officer         )
                        (Principal Executive Officer)   )
                                                        )
                                                        )
                        Executive Vice President        )
ROBERT J. DELLINGER*    - Chief Financial Officer       )
                        (Principal Financial Officer)   )
                                                        )
                                                        )
                        Senior Vice President and       )
J. P. MEYER*            Controller                      )
                        (Principal Accounting Officer)  )
                                                        )
                                                        )  June 11, 2004
                                                        )
DUBOSE AUSLEY*          Director                        )
                                                        )
_____________________                                   )
(Gordon M. Bethune)     Director                        )
                                                        )
                                                        )
E. LINN DRAPER, JR. *   Director                        )
                                                        )
_____________________                                   )
(Deborah A. Henretta)   Director                        )

                                                        )
                                                        )
I. O. HOCKADAY, JR.*    Director                        )
                                                        )
                                                        )
L. K. LORIMER*          Director                        )
                                                        )
                                                        )  June 11, 2004
C. E. RICE*             Director                        )
                                                        )
                                                        )
LOUIS W. SMITH*         Director                        )
                                                        )
                                                        )
GERALD L. STORCH*       Director                        )
                                                        )





/s/ Claudia S. Toussaint
_______________________________________

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 033-65149.

                          EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.     Power of Attorney